UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

AIRCASTLE LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32959	98-0444035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1020

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 22, 2024, Aircastle Limited (the “Company”) issued $650 million aggregate principal amount of the Company’s 5.950% Senior Notes due 2029 (the “Notes”) pursuant to an Indenture, dated as of January 22, 2024 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee for the Notes.

The Notes will mature on February 15, 2029. Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15, beginning on August 15, 2024, at a rate of 5.950% per annum. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the acquisition of aircraft, as well as refinancing a portion of its existing indebtedness.

Prior to January 15, 2029, the Company may redeem the Notes, in whole or in part, at any time and from time to time, by paying a specified “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. On and after January 15, 2029, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

The Indenture contains covenants that, among other things, restrict the Company’s and its subsidiaries’ (subject to certain exceptions) ability to incur liens that secure obligations under indebtedness for borrowed money or capitalized lease obligations and consolidate, amalgamate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets.

The Indenture also provides for customary events of default, including non-payment of principal, interest or premium, failure to comply with covenants, and certain bankruptcy or insolvency events.

The foregoing is qualified in its entirety by reference to the Indenture, attached as Exhibit 4.1 hereto and incorporated herein by reference.

The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption therefrom.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On January 17, 2024, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of January 22, 2024, between Aircastle Limited and Computershare Trust Company, N.A., as trustee

4.2	Form of 5.950% Senior Notes due 2029 (included in Exhibit 4.1)

99.1	Press release issued by Aircastle Limited, dated January 17, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

By:	/s/ Christopher L. Beers
Name:	Christopher L. Beers
Title:	Chief Legal Officer and Secretary

Date: January 22, 2024